UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2025

Lyell Immunopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40502	83-1300510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Haskins Way
South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650-695-0677

(Former Name or Former Address, if Changed Since Last Report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LYEL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 23, 2025, Lyell Immunopharma, Inc. (the “Company”) received notice (the “Notice”) from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 33 consecutive business days, the bid price of the Company’s common stock had closed below $1.00 per share, the minimum closing bid price required by the continued listing requirements of Nasdaq Listing Rule 5450(a)(1).

The Notice has no immediate effect on the listing of the Company’s common stock on Nasdaq. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until July 22, 2025 (the “Compliance Date”), to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the Company’s common stock must maintain a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days prior to the Compliance Date.

If the Company does not achieve compliance by the Compliance Date, the Company may be eligible for an additional 180 calendar day period to regain compliance. To qualify for the second compliance period, the Company would be required to transfer its listing to The Nasdaq Capital Market and meet the continued listing requirement for the market value of its publicly held shares and all other applicable initial listing standards for The Nasdaq Capital Market, with the exception of the minimum bid price requirement, and will need to provide written notice to Nasdaq of its intention to cure the minimum bid price deficiency during the second compliance period. If the Nasdaq staff determines that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible for such additional compliance period, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. At that time, the Company may appeal the delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination by Nasdaq to the panel, such appeal would be successful.

The Company intends to actively monitor the closing bid price of its common stock between now and the Compliance Date and, as appropriate, will evaluate potential actions to regain compliance with the continued listing requirements of Nasdaq, including by effecting a reverse stock split, if necessary. There can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement or will otherwise be in compliance with other Nasdaq listing criteria.

Forward Looking Statement

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this Current Report on Form 8-K include, but are not limited to, statements regarding: any potential impact of the reported Nasdaq notification on the listing of the Company’s common stock or the regaining of compliance with the Nasdaq listing rules; the Company’s intent to monitor the bid price of the Company’s common stock and implement available options, including a reverse stock split, if necessary, in order to regain compliance; if a delisting notice is received, the Company’s successful appeal of a delisting determination; and other statements that are not historical fact. These statements are based on the Company’s current plans, objectives, expectations and intentions, are not guarantees of future performance and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, but are not limited to, risks and uncertainties related to: the Company’s ability to comply with the other Nasdaq listing rules and other risks, including those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2024, and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 7, 2024. Forward-looking statements contained in this Current Report on Form 8-K are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lyell Immunopharma, Inc.

Date: January 24, 2025	By:	/s/ Matthew Lang
Matthew Lang
Chief Business Officer